Exhibit 99.1

iCAD REPORTS FIRST QUARTER FINANCIAL RESULTS

Therapy Revenue Growth of 32% Driven by Continued Adoption of the Xoft System for the Treatment of

Non-melanoma Skin Cancer; Total Recurring Revenue Increased 39%

Conference Call Begins Today at 5:00 p.m. Eastern Time

NASHUA, N.H. (May 6, 2014) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three months ended March 31, 2014.

“The first quarter of 2014 represented our seventh consecutive quarter of year-over-year revenue growth and positive adjusted EBITDA, driven by a 32% increase in Therapy revenues. In addition, we are pleased to report that recurring service and supply revenue from Therapy and Cancer Detection grew 39% compared with the same period in 2013. These results provide a solid revenue foundation for future quarters,” said Ken Ferry, President and CEO of iCAD.

“Recurring service and supply revenue in our Therapy business nearly doubled compared with the year-ago quarter and underscores an expanding customer base and higher procedure volume, especially for the treatment of non-melanoma skin cancer. In addition, we believe that the growing body of clinical evidence will drive more widespread adoption of Xoft electronic brachytherapy for the treatment of non-melanoma skin cancers and certain breast cancers. We are very early in the adoption curve with the Xoft system and believe that our investments in clinical studies, education and awareness of the clinical benefits will accelerate growth throughout 2014 and beyond.

“During the first quarter, we significantly strengthened our balance sheet with an underwritten public offering of common stock that raised approximately $28.2 million after expenses. Over time, we plan to focus our investments to further accelerate adoption in both the Therapy and Cancer Detection businesses,” added Mr. Ferry.

First Quarter Financial Results

Revenue: Total revenue for the first quarter of 2014 increased 7.4% to $8.5 million from $7.9 million for the first quarter of 2013, reflecting a 32% increase in Therapy revenue partially offset by a 10% decline in Cancer Detection revenue.

Therapy revenue included Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service and supply revenue. Cancer Detection revenue included film, digital mammography, MRI and CT CAD platforms, as well as service and supply revenue from these products.

	Three months ended March 31,
Therapy	2014	2013	%Change
Products	$2,145	$2,161	(0.7%)
Service and supply	2,200	1,131	94.5%

Total revenue	$4,345	$3,292	32.0%

	Three months ended March 31,
Cancer Detection	2014	2013	% Change
Products	$2,064	$2,673	(22.8)%
Service and supply	2,111	1,965	7.4%

Total revenue	$4,175	$4,638	(10.0)%

Gross Profit: Gross profit for the first quarter of 2014 increased to $5.9 million, or 69.6% of revenue, from $5.6 million, or 71.2% of revenue, for the first quarter of 2013. The lower gross profit percentage was primarily due to higher Therapy revenue that currently has a lower gross profit percentage.

Operating Expenses: Total operating expenses for the first quarter of 2014 increased to $6.4 million from $6.0 million for the same period in 2013, as a result of higher sales, marketing and R&D expenditures.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was $447,000 for the first quarter of 2014, compared with non-GAAP adjusted EBITDA of $592,000 for the same period in 2013.

Net Loss: The net loss for the first quarter of 2014 was $190,000, or $0.02 per share, compared with a net loss for the first quarter of 2013 of $727,000, or $0.07 per share.

Non-GAAP Adjusted Net Loss: The non-GAAP adjusted net loss, as defined below, for the first quarter of 2013 was $1.3 million, or $0.12 per share, compared with a non-GAAP adjusted net loss for the first quarter of 2012 of $1.2 million, or $0.11 per share.

Cash and Cash Flow: As of March 31, 2014, iCAD had cash and cash equivalents of $38.4 million, compared with $11.9 million as of December 31, 2013. In March 2014, the Company completed an underwritten public offering of 2.76 million common shares at a price of $11.00 per share. Net proceeds from the offering were approximately $28.2 million, after deducting underwriting discounts and offering expenses. Net cash used by operations during first quarter of 2014 was $1.7 million.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

Conference Call

iCAD management will host an investment community conference call today beginning at 5:00 p.m. Eastern time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 888-713-4211 (domestic) or 617-213-4864 (international) and entering passcode 18462844. The call also will be broadcast live on the Internet at www.streetevents.com and www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through May 8, 2014 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 96441598. The call will also be archived for 90 days at www.streetevents.com and www.icadmed.com.

About iCAD, Inc.

iCAD is an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of common cancers. iCAD offers a comprehensive range of high-performance, upgradeable CAD solutions for mammography and advanced image analysis and workflow solutions for Magnetic Resonance Imaging, for breast and prostate cancers and Computed Tomography for colorectal cancer. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System®, offers radiation treatment for early-stage breast cancer that can be administered in the form of intraoperative radiation therapy or accelerated partial breast irradiation. The Xoft System is also cleared for the treatment of non-melanoma skin cancer and gynecological cancers. For more information, call 877-iCADnow, or visit www.icadmed.com.

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 x6604 or via email at afields@lhai.com

For iCAD media inquiries, contact Rachel Gross of MSLGROUP at 781-684-0770 or via email at iCAD@mslgroup.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

-Tables to Follow -

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands except for share data)

	March 31,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,395	$11,880
Trade accounts receivable, net of allowance for doubtful accounts of $63 in 2014 and $73 in 2013	7,548	7,623
Inventory, net	1,965	1,891
Prepaid expenses and other current assets	639	649

Total current assets	48,547	22,043

Property and equipment, net of accumulated depreciation and amortization of $3,819 in 2014 and $4,265 in 2013	1,664	1,671
Other assets	350	419
Intangible assets, net of accumulated amortization of $12,841 in 2014 and $12,468 in 2013	13,316	13,674
Goodwill	21,109	21,109

Total assets	$84,986	$58,916

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,201	$2,000
Accrued and other expenses	3,365	3,799
Interest payable	578	483
Notes and lease payable—current portion	3,882	3,878
Warrant liability	2,850	3,986
Deferred revenue	8,403	8,306

Total current liabilities	20,279	22,452

Deferred revenue, long-term portion	1,509	1,726
Other long-term liabilities	1,154	1,356
Capital lease—long-term portion	198	235
Notes payable—long-term portion	11,905	11,770

Total liabilities	35,045	37,539

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 13,958,183 in 2014 and 11,084,119 in 2013; outstanding 13,772,352 in 2014 and 10,898,288 in 2013	140	111
Additional paid-in capital	195,460	166,735
Accumulated deficit	(144,244)	(144,054)
Treasury stock at cost, 185,831 shares in 2013 and 2012	(1,415)	(1,415)

Total stockholders’ equity	49,941	21,377

Total liabilities and stockholders’ equity	$84,986	$58,916

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2014	2013
Revenue:
Products	$4,209	$4,834
Service and supplies	4,311	3,096

Total revenue	8,520	7,930
Cost of revenue:
Products	1,199	1,162
Service and supplies	1,146	887
Amortization of acquired intangibles	241	233

Total cost of revenue	2,586	2,282

Gross profit	5,934	5,648

Operating expenses:
Engineering and product development	2,027	1,866
Marketing and sales	2,619	2,438
General and administrative	1,748	1,672

Total operating expenses	6,394	5,976

Loss from operations	(460)	(328)
Gain from change in fair value of warrant	1,136	431
Interest expense	(817)	(826)
Other income	4	6

Other income (expense), net	323	(389)
Loss before income tax expense	(137)	(717)
Tax expense	(53)	(10)

Net loss and comprehensive loss	$(190)	$(727)

Net loss per share:
Basic and diluted	$(0.02)	$(0.07)

Weighted average number of shares used in computing loss per share:
Basic and diluted	11,429	10,820

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the three months ended March 31,
	2014	2013
	(in thousands)
Cash flow from operating activities:
Net loss	$(190)	$(727)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	209	183
Amortization	373	430
Bad debt expense (benefit)	(14)	35
Gain from change in fair value of warrant	(1,136)	(431)
Loss on disposal of assets	—	25
Stock-based compensation expense	325	307
Amortization of debt discount and debt costs	183	198
Interest on settlement obligations	52	75
Changes in operating assets and liabilities:
Accounts receivable	88	(521)
Inventory	(74)	346
Prepaid and other current assets	30	(63)
Accounts payable	(799)	(215)
Accrued expenses	(593)	(1,403)
Deferred revenue	(119)	592

Total adjustments	(1,475)	(442)

Net cash used for operating activities	(1,665)	(1,169)

Cash flow from investing activities:
Additions to patents, technology and other	(15)	(2)
Additions to property and equipment	(202)	(97)

Net cash used for investing activities	(217)	(99)

Cash flow from financing activities:
Issuance of common stock for cash	28,243	—
Stock option exercises	287	—
Taxes paid related to restricted stock issuance	(101)	(7)
Payments of capital lease obligations	(32)	—

Net cash (used for) provided by financing activities	28,397	(7)

Increase (decrease) in cash and equivalents	26,515	(1,275)
Cash and equivalents, beginning of period	11,880	13,948

Cash and equivalents, end of period	$38,395	$12,673

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
GAAP Net Loss	$(190)	$(727)
Interest Expense	817	826
Other income	(4)	(6)
Stock Compensation	325	307
Depreciation	209	183
Amortization	373	430
Tax expense	53	10
Gain on warrant	(1,136)	(431)

Non GAAP Adjusted EBITDA	$447	$592

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except loss per share)

	Three Months Ended March 31,
	2014	2013
GAAP Net Loss	$(190)	$(727)
Adjustments to net loss:
Gain on warrant	(1,136)	(431)

Non GAAP Adjusted Net Loss	$(1,326)	$(1,158)

Net loss per share
GAAP Net loss per share	$(0.02)	$(0.07)
Adjustments to net loss (as detailed above)	(0.10)	(0.04)

Non GAAP Adjusted Net Loss per share	$(0.12)	$(0.11)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense from its non GAAP Adjusted EBITDA calculation.

•	Severance: relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Gain (loss) on Warrant: The Company issued warrants in connection with the financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

#    #    #